Exhibit 4.3

Execution Version

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of August 17, 2023 (this “First Supplemental Indenture”), is by and among CAMPBELL SOUP COMPANY, a New Jersey corporation (the “Company”) having its principal office at Campbell Place, Camden, New Jersey 08101-0391, COMPUTERSHARE TRUST COMPANY, N.A., successor in interest to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking corporation (the “Retiring Trustee”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the “Successor Trustee”).

RECITALS OF THE COMPANY

WHEREAS, pursuant to the indenture dated as of March 19, 2015 between the Company and the Retiring Trustee (the “Original Indenture”), the Company may from time to time issue and sell Securities in one or more series;

WHEREAS, the Company desires to appoint U.S. Bank Trust Company, National Association to serve as the Successor Trustee under the Original Indenture solely with respect to the debt securities of any series first issued and authenticated under the terms of the First Supplemental Indenture on or after the Effective Date (the “New Debt Securities”);

WHEREAS, Section 9.01 of the Original Indenture permits the Company when authorized, and the Trustee, at any time and from time to time, to enter into a supplemental indenture for the purpose of evidencing and providing for the acceptance of appointment under the Original Indenture by a successor Trustee and adding or changing any of the provisions of the Original Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b) of the Original Indenture;

WHEREAS, the Company desires to appoint the Successor Trustee as successor Trustee, to succeed the Retiring Trustee as Trustee for the New Debt Securities;

WHEREAS, the Company desires the Retiring Trustee to continue to serve as the Trustee under the Original Indenture (as amended and supplemented from time to time) in connection with the securities listed in Annex A hereto (the “Old Debt Securities”);

WHEREAS, pursuant to Section 6.10 of the Original Indenture, the replacement of the Retiring Trustee and appointment of the Successor Trustee is effective upon acceptance of the appointment by the Successor Trustee; and

WHEREAS, the Successor Trustee is willing to and by its execution of this First Supplemental Indenture does hereby accept the appointment as Trustee for all New Debt Securities.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, for the benefit of all holders of all the New Debt Securities, as follows:

1.    Terms used in this First Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Original Indenture. As used in this First Supplemental Indenture, the following terms shall have the meanings indicated below:

“Effective Date” means the date first above written.

“Supplemented Indenture” means the Original Indenture, as modified and supplemented by this First Supplemental Indenture.

2.    The Retiring Trustee hereby acknowledges its replacement as Trustee with respect to all New Debt Securities.

3.    Notwithstanding the foregoing, all the rights, powers, trusts and duties of the Trustee solely with respect to the Old Debt Securities shall continue to be vested in the Retiring Trustee. For the avoidance of doubt, the Retiring Trustee and the Company each hereby agree and acknowledge that on and after the Effective Date the Retiring Trustee shall remain as the Trustee under the Supplemented Indenture solely with respect to the Old Debt Securities.

4.    The Retiring Trustee hereby represents and warrants to the Company and the Successor Trustee as follows:

(a)    the Retiring Trustee hereby resigns as Trustee solely with respect to all New Debt Securities, as evidenced by the execution and delivery of this First Supplemental Indenture;

(b)    the Retiring Trustee understands that all of the rights, powers, indemnities and duties of the Trustee outlined in the Supplemented Indenture solely with respect to any New Debt Securities are hereby assigned, delivered and conveyed to the Successor Trustee; and

(c)    this First Supplemental Indenture has been duly and validly authorized, executed and delivered by the Retiring Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

5.    The Successor Trustee hereby represents and warrants to the Retiring Trustee and to the Company that:

(a)    the Successor Trustee is qualified and eligible under the provisions of Article 6 of the Original Indenture to accept its appointment as successor Trustee solely with respect to all New Debt Securities;

(b)    the Successor Trustee has full power and authority to execute and deliver this First Supplemental Indenture and to perform its obligations hereunder and under the Supplemented Indenture; and

(c)    this First Supplemental Indenture has been duly and validly authorized, executed and delivered by the Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

6.    The Company hereby represents and warrants to the Retiring Trustee and the Successor Trustee that:

(a)    no Event of Default has occurred and is continuing;

(b)    the Retiring Trustee has been properly replaced as Trustee effective as of the Effective Date under the terms of the Original Indenture solely with respect to all New Debt Securities;

(c)    all conditions relating to the appointment of U.S. Bank Trust Company, National Association as successor Trustee under the terms of the Original Indenture solely with respect to all New Debt Securities under the Supplemented Indenture have been met by the Company; and

(d)    this First Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

7.    As of the Effective Date, (i) the Company hereby appoints the Successor Trustee as Trustee under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture; and (ii) the Retiring Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title, and interest of the Retiring Trustee in and to the trust under the Supplemental Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture and all the rights, powers, indemnities, privileges, immunities and trusts of the Trustee under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture. The Successor Trustee hereby accepts its appointment as Successor Trustee under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture and accepts the rights, powers, indemnities, privileges, immunities and trusts under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture upon the terms and conditions provided for herein with like effect as if originally named as the Trustee under the Supplemented Indenture solely with respect to all Securities of any series issued and authenticated on or after the Effective Date under the terms of the Supplemented Indenture.

8.    The Successor Trustee and the Retiring Trustee shall, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, indemnities and duties hereby assigned, transferred, delivered and conveyed solely with respect to all New Debt Securities issued and authenticated under the Supplemented Indenture, agrees, upon reasonable written request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.

9.    Nothing in this First Supplemental Indenture shall constitute such Trustees co-trustees of the same trust, and that each of the Retiring Trustee and the Successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other Trustee.

10.    Notwithstanding the replacement of the Retiring Trustee effected hereby, the Company shall remain obligated under Section 6.07 of the Original Indenture to compensate, reimburse and indemnify the Retiring Trustee in connection with its role as Trustee for the Old Debt Securities issued before the Effective Date under the Original Indenture.

11.    With respect to any New Debt Securities, as used in the Supplemented Indenture, the term “Corporate Trust Office” is amended and restated to be defined as “the designated office of the Successor Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at for purposes of payment only at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Relationship Manager –Campbell Soup Company, and for all other purposes hereunder is located at 333 Thornall Street, 4th Floor, Edison, NJ, 08837, Attention: Global Corporate Trust Relationship Manager – Campbell Soup Company or such other address as the Successor Trustee may designate from time to time by notice to the Holders and the Company.”

12.    Solely with respect to any New Debt Securities issued after the Effective Date under the Supplemented Indenture, Section 2.02 of the Original Indenture is hereby amended and restated as follows:

Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

13.    Solely with respect to all New Debt Securities issued and under the Supplemented Indenture, as used in the Supplemented Indenture, in Section 6.14 of the Original Indenture, “Wells Fargo Bank, National Association” shall be deemed replaced with “U.S. Bank Trust Company, National Association”.

14.    The Original Indenture shall remain in full force and effect except to the extent that the provisions of the Original Indenture are expressly modified by the terms of this First Supplemental Indenture, and corresponding changes to the forms of note annexed to the Original Indenture shall be deemed made pursuant hereto.

15.    This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof to the extent that the laws of a jurisdiction other than the State of New York would be indicated thereby.

16.    This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This First Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

17.    All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

To the Retiring Trustee:	Computershare Trust Company, N.A. 1505 Energy Park Drive St. Paul, MN 55108 Attn: Corporate Trust Services – Administrator for Campbell Soup Company Email: raymond.dellicolli@computershare.com

To the Successor Trustee:	U.S. Bank Trust Company, National Association
333 Thornall Street, 4th Floor
Edison, NJ 08837
Attention: Global Corporate Trust Relationship Manager – Campbell Soup Company
Telephone: (732) 321-2518
E-mail: andrea.harris4@usbank.com

To the Company:	Campbell Soup Company
1 Campbell Place
Camden, New Jersey 08101-0391
Attention: Corporate Secretary
Telephone: (856) 342-4800
E-mail: marci_donnelly@campbells.com, with a copy to: legalnotice@campbells.com

Each of the Successor Trustee and the Retiring Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Supplemental Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to Trustee). Notwithstanding the foregoing, either of the Successor Trustee or the Retiring Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Retiring Trustee or the Successor Trustee, as applicable, in lieu of, or in addition to, any such electronic Notice.

The Retiring Trustee agrees to accept and act upon instructions or directions pursuant to this First Supplemental Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that, upon request, the Company shall provide to the Retiring Trustee an incumbency certificate listing designated persons with the authority to provide such instructions.

The Successor Trustee agrees to accept and act upon instructions or directions pursuant to this First Supplemental Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that, upon request, the Company shall provide to the Successor Trustee an incumbency certificate listing designated persons with the authority to provide such instructions. As of the Effective Date, the Retiring Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Retiring Trustee in its capacity as Trustee under the Supplemented Indenture and reimbursement in full of the expenses, disbursements and advances incurred or made by Retiring Trustee in its capacity as Trustee in accordance with the provisions of the Supplemented Indenture. Solely with respect to all New Debt Securities, the Retiring Trustee acknowledges that it relinquishes any claim it may have with respect to such Securities under Section 6.07 of the Original Indenture.

18.    In acting hereunder, the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by each of the Retiring Trustee and the Successor Trustee, in all of their respective capacities thereunder as if set forth herein in full.

19.    Upon the execution and delivery of this First Supplemental Indenture, the replacement of the Retiring Trustee shall become effective to the extent provided herein and the Successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Retiring Trustee with respect to all New Debt Securities.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered as of the day and year first above written.

CAMPBELL SOUP COMPANY

By:	/s/ Carrie L. Anderson
Name: Carrie L. Anderson
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Charles A. Brawley, III
Name: Charles A. Brawley, III
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

COMPUTERSHARE TRUST COMPANY, N.A.,
AS RETIRING TRUSTEE

By:	/s/ Jill Melhus
Name: Jill Melhus
Title: Assistant Vice President

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, AS SUCCESSOR TRUSTEE

By:	/s/ Andrea Harris
Name: Andrea Harris
Title: Vice President

[Signature Page to the First Supplemental Indenture]

Annex A

3.300% NOTES DUE 2025	CUSIP No. 134429 BA6 ISIN No. US134429BA64

3.950% NOTES DUE 2025	CUSIP No. 134429 BF5 ISIN No. US134429BF51

4.150% NOTES DUE 2028	CUSIP No. 134429 BG3 ISIN No. US134429BG35

4.800% NOTES DUE 2048	CUSIP No. 134429 BH1 ISIN No. US134429BH18

2.375% NOTES DUE 2030	CUSIP No. 134429BJ7 ISIN No. US134429BJ73

3.125% NOTES DUE 2050	CUSIP No. 134429BK4 ISIN No. US134429BK47

3.800% NOTES DUE 2042	CUSIP No. 134429AZ2 ISIN No. US 134429AZ25

A-1